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                                                                     Exhibit 5.1

                              TROUTMAN SANDERS LLP

                         A T T O R N E Y S  A T  L A W
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                 April 22, 2004

AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

         Re:  Registration Statement on Form S-3 (Registration No. 333-104352)

Ladies and Gentlemen:

         We have acted as counsel to AGCO Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on January 14, 2004, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Act, of $700,000,000 or the foreign equivalent thereof in maximum aggregate offering price of (1) certain shares of the common stock of the Company, and (2) certain debt securities, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"). The Company now proposes to sell, pursuant to the Registration Statement and the Prospectus, (euro)200,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes of the Company (the "Notes"). The Notes are to be issued by the Company pursuant to an indenture between the Company and SunTrust Bank, as trustee (the "Indenture"). The Company intends to issue and sell the Notes to the underwriters (the "Underwriters") named in
Schedule I to the Underwriting Agreement, dated April 15, 2004 (the "Underwriting Agreement"), entered into by and among the Company and the Underwriters.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, the Registration Statement, the Prospectus, the supplement to the prospectus dated April 15, 2004, relating to the sale of the Notes (the "Prospectus Supplement"), and such other documents, instruments, certificates and records, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid documents, instruments, certificates and records and inquiries of your representatives.

           ATLANTA - HONG KONG - LONDON - NORFOLK - RALEIGH - RICHMOND

                TYSONS CORNER - VIRGINIA BEACH - WASHINGTON, D.C.

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TROUTMAN SANDERS LLP
  A T T O R N E Y S  A T  L A W
    A LIMITED LIABILITY PARTNERSHIP

AGCO Corporation
April 22, 2004
Page 2

         Additionally, in rendering our opinion herein, we have assumed that any and all transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the General Corporation Law of the State of Delaware and the federal law of the United States.

         On the basis of the foregoing, we are of the opinion that, when the Indenture has been duly authorized, executed and delivered by the trustee and the Company and the Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the Underwriting Agreement, and if, notwithstanding any contrary provisions in the Indenture, the Notes were governed by Georgia Law, the Notes will constitute valid and binding obligations of the Company, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as originally filed or as subsequently amended, and to the references to Troutman Sanders LLP under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Troutman Sanders LLP